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                                                                            (i)

                           [Letterhead of Dechert LLP]

December 21, 2006

Harding Loevner Funds
50 Division Street, Suite 401
Somerville, NJ 08876

      Re: Harding Loevner Funds, Inc.
      Post-Effective Amendment No. 18 to the
      Registration Statement on Form N-1A ("Registration Statement")


Ladies and Gentlemen:

We have acted as counsel for Harding Loevner Funds, Inc. (the"Registrant"), a corporation duly organized and validly existing under the laws of the State of Maryland, in connection with the registration statement relating to the issuance and sale by the Registrant of authorized shares of its Investor Class of common stock of its International Equity Portfolio and Global Equity Portfolio and Emerging Markets Portfolio, its Institutional Class of the International Equity Portfolio and Global Equity Portfolio and its Institutional Emerging Markets Portfolio (collectively, the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"), and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and we are familiar with the Registrant's Restated Articles of Incorporation and Restated By-Laws, each as amended to date.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registrant's Statement of Additional Information of the Registration Statement to be dated on or about December 21, 2006, and in any revised or amended versions thereof, under the caption "Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP